Exhibit 4.1
TWENTY-THIRD SUPPLEMENTAL INDENTURE
ADDITIONAL SUBSIDIARY GUARANTEES
     Twenty-Third Supplemental Indenture (this “Supplemental Indenture for Additional Guarantees”), dated as of July 14, 2009, among Langford Wind Power, LLC, NRG Texas C&I Supply LLC, NRG Texas Holding Inc., Reliant Energy Services Texas, LLC and Reliant Energy Texas Retail, LLC (each a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a Twenty-Second Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of June 5, 2009, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $700 million of 8.50% Senior Notes due 2019 (the “Initial Notes”), and, subject to the terms of the Supplemental Indenture, future unlimited issuances of 8.50% Senior Notes due 2019 (the “Additional Notes,” and together with the Initial Notes, the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (each a “Subsidiary Guarantee” and together, the “Subsidiary Guarantees”); and
     WHEREAS, pursuant to Section 4.17 of the Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Supplemental Indenture.
     2. Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary hereby becomes a party to the Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. Each Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Supplemental Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 10 of the Supplemental Indenture, including, without limitation, Section 10.02 thereof.

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     3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.
     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.
     7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiaries: LANGFORD WIND POWER, LLC NRG TEXAS C&I SUPPLY LLC NRG TEXAS HOLDING INC. RELIANT ENERGY SERVICES TEXAS, LLC RELIANT ENERGY TEXAS RETAIL, LLC
By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Issuer: NRG ENERGY, INC.
By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

Other Guarantors:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CHICKAHOMINY RIVER ENERGY CORP.
COMMONWEALTH ATLANTIC POWER LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II LLC
HANOVER ENERGY COMPANY
HOFFMAN SUMMIT WIND PROJECT, LLC
HUNTLEY IGCC LLC
HUNTLEY POWER LLC
INDIAN RIVER IGCC LLC
INDIAN RIVER OPERATIONS INC.
Signature Page to Twenty-Third Supplemental Indenture

INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KAUFMAN COGEN LP
KEYSTONE POWER LLC
LAKE ERIE PROPERTIES INC.
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE IGCC LLC
MONTVILLE POWER LLC
NEO CHESTER-GEN LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASIA-PACIFIC, LTD.
NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CADILLAC OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG KAUFMAN LLC
NRG MESQUITE LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING LLC
NRG ROCKY ROAD LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
Signature Page to Twenty-Third Supplemental Indenture

NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
PADOMA WIND POWER, LLC
SAGUARO POWER LLC
SAN JUAN MESA WIND PROJECT II, LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO LP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

GCP FUNDING COMPANY, LLC TEXAS GENCO LP, LLC
By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Manager

NRG SOUTH TEXAS LP
By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer
Signature Page to Twenty-Third Supplemental Indenture

TEXAS GENCO SERVICES, LP
By:	New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG CONSTRUCTION LLC
By:	/s/ Rachel Smith
	Name:	Rachel Smith
	Title:	Treasurer

Attest:
By:	/s/ Tanuja M. Dehne
	Name:	Tanuja M. Dehne
	Title:	Corporate Secretary, NRG Energy, Inc.
Signature Page to Twenty-Third Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director
Signature Page to Twenty-Third Supplemental Indenture